CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated the General Counsel or the Chief Financial Officer of

PRG-Schultz International, Inc. to execute and file on the

undersigned's behalf all Forms 3, 4, and 5 (including any

amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of PRG-Schultz International, Inc.  The authority of the General

Counsel or the Chief Financial Officer of PRG-Schultz

International, Inc. under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of PRG-Schultz International, Inc., unless earlier revoked in writing.  The undersigned acknowledges that the

General Counsel or the Chief Financial Officer of PRG-Schultz

International, Inc. is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities

Exchange Act of 1934.

Dated as of February 19, 2004  /s/ Jimmy M. Woodward

      Jimmy M. Woodward